                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                           12 Weeks Ended
                                                        ---------------------------------------------------
                                                           September 6, 2003           September 7, 2002
                                                        ------------------------    -----------------------
                                                         Diluted        Basic        Diluted       Basic
                                                        ----------    ----------    ----------   ----------
Income from continuing operations before cumulative
   effect of accounting change                          $    203.3    $    203.3    $    280.9   $    280.9
(Loss) income on discontinued operations                      (0.8)         (0.8)          0.4          0.4
Cumulative effect of accounting change                          --            --            --           --
                                                        ----------    ----------    ----------   ----------
Net income                                              $    202.5    $    202.5    $    281.3   $    281.3
                                                        ==========    ==========    ==========   ==========

Weighted average common shares outstanding                   441.8         441.8         465.7        465.7
                                                                      ==========                 ==========
Common share equivalents                                       4.8                         5.7
                                                        ----------                  ----------
   Weighted average shares outstanding                       446.6                       471.4
                                                        ==========                  ==========

Earnings per share:

Income from continuing operations before cumulative
   effect of accounting change                          $     0.46    $     0.46    $     0.60   $     0.60
Loss on discontinued operations                              (0.01)           --            --           --
Cumulative effect of accounting change                          --            --            --           --
                                                        ----------    ----------    ----------   ----------
Net income                                              $     0.45    $     0.46    $     0.60   $     0.60
                                                        ==========    ==========    ==========   ==========

Calculation of common share equivalents:

       Options to purchase common shares                      11.9                        13.8
       Common shares assumed purchased with potential
           proceeds                                           (7.1)                       (8.1)
                                                        ----------                  ----------
       Common share equivalents                                4.8                         5.7
                                                        ==========                  ==========

Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options to
           purchase common shares                       $    153.0                  $    227.1
       Common stock price used under the treasury
           stock method                                 $    21.49                  $    28.12
       Common shares assumed purchased with
           potential proceeds                                  7.1                         8.1

Anti-dilutive shares totaling 25.9 million in 2003 and 25.1 million in 2002 have been excluded from diluted weighted average shares outstanding.

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                     36 Weeks Ended
                                                        -----------------------------------------
                                                         September 6, 2003     September 7, 2002
                                                        -------------------   -------------------
                                                        Diluted     Basic      Diluted     Basic
                                                        --------   --------   --------   --------
Income from continuing operations before cumulative
   effect of accounting change                          $  599.1   $  599.1   $  910.9   $  910.9
(Loss) income on discontinued operations                   (73.0)     (73.0)      11.8       11.8
Cumulative effect of accounting change                        --         --     (700.0)    (700.0)
                                                        --------   --------   --------   --------
Net income                                              $  526.1   $  526.1   $  222.7   $  222.7
                                                        ========   ========   ========   ========

Weighted average common shares outstanding                 441.5      441.5      478.3      478.3
                                                                   ========              ========
Common share equivalents                                     4.8                   7.2
                                                        --------              --------
   Weighted average shares outstanding                     446.3                 485.5
                                                        ========              ========

Earnings per share:

Income from continuing operations before cumulative
   effect of accounting change                          $   1.34   $   1.36   $   1.88   $   1.90
(Loss) income on discontinued operations                   (0.16)     (0.17)      0.02       0.02
Cumulative effect of accounting change                        --         --      (1.44)     (1.45)
                                                        --------   --------   --------   --------
Net income                                              $   1.18   $   1.19   $   0.46   $   0.47
                                                        ========   ========   ========   ========

Calculation of common share equivalents:

       Options to purchase common shares                    11.7                  20.5
       Common shares assumed purchased with potential
           proceeds                                         (6.9)                (13.3)
                                                        --------              --------
       Common share equivalents                              4.8                   7.2
                                                        ========              ========

Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options to
           purchase common shares                       $  141.0              $  497.5
       Common stock price used under the treasury
           stock method                                 $  20.33              $  37.35
       Common shares assumed purchased with
           potential proceeds                                6.9                  13.3

Anti-dilutive shares totaling 26.4 million in 2003 and 18.5 million in 2002 have been excluded from diluted weighted average shares outstanding.